CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135338 on Form S-8 and Registration Statement No. 333-254110 on Form S-3 of our report dated June 25, 2021, relating to the financial statements of Air T, Inc. appearing in this Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 25, 2021